UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 21, 2012

RAMCO-GERSHENSON PROPERTIES TRUST
(Exact name of registrant as specified in its charter)

Maryland	1-10093	13-6908486
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

31500 Northwestern Highway, Suite 300, Farmington Hills, Michigan	48334
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code          (248) 350-9900

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01            Entry into a Material Definitive Agreement.

On September 21, 2012, in connection with the commencement of a controlled equity offering program through which Ramco-Gershenson Properties Trust (the “Company”) may sell up to 6 million shares of its common shares of beneficial interest, par value $0.01 per share (the “Common Shares”) from time to time, the Company and Ramco-Gershenson Properties, L.P. (the “Operating Partnership”) entered into separate Controlled Equity Offering Sales Agreements (the “Sales Agreements”) with each of Cantor Fitzgerald & Co., Jefferies & Company, Inc., KeyBanc Capital Markets Inc. and RBS Securities Inc. (each, an “Agent” and collectively, the “Agents”).

In accordance with the terms of the Sales Agreements, the Company may offer to sell up to 6 million Common Shares from time to time through one of the Agents, acting as the Company’s agent.  Sales of Common Shares, if any, will be made by means of ordinary brokers’ transaction on the New York Stock Exchange, or otherwise at market prices prevailing at the time of sale or negotiated transactions or as otherwise agreed upon with an Agent.  An Agent is entitled to compensation of up to 2% of the gross sales price per share for any Common Shares sold by that Agent as the Company’s agent.  Subject to the terms and conditions of the Sales Agreements, each Agent will use its commercially reasonable efforts to sell on the Company’s behalf any Common Shares to be offered by the Company under the Sales Agreements.  The offering of Common Shares pursuant to the Sales Agreements will terminate upon the earlier of (a) the sale of all the Common Shares subject to the Sales Agreements, and (b) the termination of all of the Sales Agreements by the Agents or the Company.

The offering of Common  Shares through this program will be made pursuant to the Company’s registration statement on Form S-3 (No. 333-174805), filed on June 9, 2011 (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) in connection with the sale from time to time by the Company of its Common Stock, preferred stock or debt securities, the Prospectus, dated June 17, 2011, filed as a portion of the Registration Statement, and a prospectus supplement dated September 21, 2012, filed by the Company with the Commission (the “Prospectus Supplement”).  This Current Report on Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of Common Stock in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

The foregoing description of the material terms of the Sales Agreements and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the full text of the Sales Agreement by and among the Company, the Operating Partnership and Cantor Fitzgerald & Co., which is filed as Exhibit 1.1 to this report and incorporated herein by reference. The Sales Agreements with the other Agents listed above are substantially identical in all material respects except as to the parties.

Item 5.03            Amendments to the Articles of Incorporation or Bylaws; Changes in Fiscal Year

On September 20, 2012, the Company approved Articles of Amendment (the “Articles of Amendment”) amending the Company’s Declaration of Trust to increase the number of the Company’s authorized common shares of beneficial interest from 60,000,000 to 80,000,000 common shares. The Articles of Amendment were filed with the State Department of Assessments and Taxation of Maryland (the “Department”) on, and effective as of, September 21, 2012. A copy of the Articles of Amendment is attached as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

	1.1	Controlled Equity Offering Sales Agreement dated September 21, 2012, among Ramco-Gershenson Properties Trust, Ramco-Gershenson Properties, L.P. and Cantor Fitzgerald & Co.

	3.1	Articles of Amendment, as filed with the State Department of Assessments and Taxation of Maryland on September 21, 2012.

	5.1	Opinion of Ballard Spahr LLP as counsel to Ramco-Gershenson Properties Trust, dated September 21, 2012.

	23.1	Consent of Ballard Spahr LLP (included in Exhibit 5.1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAMCO-GERSHENSON PROPERTIES TRUST

Date: September 21, 2012	By:	/s/ GREGORY R. ANDREWS
Gregory R. Andrews
Chief Financial Officer and Secretary

EXHIBIT INDEX

Exhibit	Description

1.1	Controlled Equity Offering Sales Agreement dated September 21, 2012, among Ramco-Gershenson Properties Trust, Ramco-Gershenson Properties, L.P. and Cantor Fitzgerald & Co.

3.1	Articles of Amendment, as filed with the State Department of Assessments and Taxation of Maryland on September 21, 2012.

5.1	Opinion of Ballard Spahr LLP as counsel to Ramco-Gershenson Properties Trust, dated September 21, 2012.

23.1	Consent of Ballard Spahr LLP (included in Exhibit 5.1)